Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Goodrich Petroleum Corporation to be filed on or about May 4, 2017, of all references to our firm and information from our letter dated January 31, 2017, included in or made a part of the Annual Report on Form 10-K of Goodrich Petroleum Corporation for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, LP TBPE Firm Registration No. F-1580

Houston, Texas

May 4, 2017

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258